As filed with the Securities and Exchange Commission on September 15, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0439579 (I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Fl.
Bedminster, New Jersey  07921

(908) 450-5300

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Stratemeier

Senior Vice President, General Counsel and Secretary

NPS Pharmaceuticals, Inc.

550 Hills Drive, 3rd Fl.

Bedminster, NJ 07921

Tel: (908) 450-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Lawrence Goodman, Esq.

Curtis, Mallet-Prevost, Colt & Mosle LLP

101 Park Avenue

New York, NY 10178

(212) 696-6000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-159321)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share (2)	$7,915,715	$564.39

(1)                                    In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-159321) (the “Initial Registration Statement”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $100,000,000 on the Initial Registration Statement for which a filing fee of $5,580 was previously paid.

(2)                                  Includes associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (“Rights”), which Rights are not currently separable from the shares of Common Stock and are not currently exercisable. The value, if any, attributable to the Rights to be offered is included in the proposed offering price of the Common Stock.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. NPS Pharmaceuticals, Inc. (the “Company”), hereby incorporates by reference into this registration statement the contents of the registration statement on Form S-3 (Registration No. 333-159321), which was declared effective by the Securities and Exchange Commission on June 5, 2009, including all exhibits thereto and all information incorporated by reference therein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster and State of New Jersey as of the 15th day of September, 2010.

NPS Pharmaceuticals, Inc.

By:	/s/ Francois Nader
Name: Francois Nader
Title: President and Chief Executive Officer

	Signature	Title	Date

/s/ Francois Nader
	Francois Nader	Director, President and Chief Executive Officer (principal executive officer)	September 15, 2010

/s/ Luke M. Beshar
	Luke M. Beshar	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	September 15, 2010

*
	Michael W. Bonney	Director	September 15, 2010

*
	James G. Groninger	Director	September 15, 2010

*
	Donald E. Kuhla	Director	September 15, 2010

*
	Rachel R. Selisker	Director	September 15, 2010

*
	Peter G. Tombros	Chairman of the Board of Directors	September 15, 2010

*By :	/s/ Luke M. Beshar
Luke M. Beshar, Attorney-in-fact

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NPS PHARMACEUTICALS, INC.

EXHIBIT INDEX

Exhibit
Number	Description of Document

5.1	Opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP regarding legality of securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated herein by reference to the Registrant’s Registration Statement on Form S-3, File No. 333-159321, filed on May 18, 2009).